                                                                   Ex.99-8b(vii)

                          AMENDMENT NUMBER SEVEN TO THE

                          FUND PARTICIPATION AGREEMENT
                                (SERVICE SHARES)

     This Amendment to the Fund Participation Agreement ("Agreement") dated June 21, 2000, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors LLC ("Distributor"), a registered broker-dealer under the Securities Exchange Act of 1934 and member of the National Association of Securities Dealers, Inc., and a Delaware limited liability company, and Minnesota Life Insurance Company, a Minnesota life insurance company (the "Company") is effective as of July 1, 2007.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Schedule A of the Participation Agreement shall be deleted and replaced with the attached Schedule A.

     2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

MINNESOTA LIFE INSURANCE COMPANY        JANUS ASPEN SERIES


By:                                     By:
    ---------------------------------       ------------------------------------
Name: Bruce P. Shay                     Name:
Title: Senior Vice President            Title:


JANUS DISTRIBUTORS LLC


By:
    ---------------------------------
Name:
Title:

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                            (As amended July 1, 2007)

NAME OF SEPARATE ACCOUNT AND DATE             CONTRACTS FUNDED BY
          OF INCEPTION                         SEPARATE ACCOUNT               POLICY FORM #
VARIABLE ANNUITY ACCOUNT            MultiOption Flexible Annuity                 84-9091,
(Established September 10, 1984)                                                 92-9283,
                                                                               MHC 92-9283
                                    MultiOption Single Annuity                   84-9092,
                                                                                 84-9093,
                                                                                 92-9284,
                                                                               MHC 92-9284
                                    MultiOption Select Annuity                 MHC 94-9307
                                    MultiOption Classic Annuity                  99-70016
                                    MultiOption Achiever Annuity                 99-70017
                                    MegAnnuity                                    87-9154
                                    MultiOption Advisor Annuity                  02-70067

                                    MultiOption Legend Annuity                   06-70139
                                    MultiOption Extra Annuity                    06-70147
MINNESOTA LIFE VARIABLE UNIVERSAL   Variable Group Universal Life                94-18660
LIFE ACCOUNT                        Insurance
(Established August 8, 1994)

MINNESOTA LIFE VARIABLE LIFE
ACCOUNT                             Variable Adjustable Life                    MHC 98-670
(Established October 21, 1985)      Variable Adjustable Life - Second Death     MHC 98-690
                                    Variable Adjustable Life (Horizon)            99-680
                                    Variable Adjustable Life Summit               03-640
                                    Variable Adjustable Life Survivor             04-690


                                       A-1